UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2024

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices)

+353 1 6960000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors and Agreement with CEO

On February 2, 2024, Mallinckrodt plc (“Mallinckrodt”) announced the appointment of Paul Bisaro, Katina Dorton, Abbas Hussein, and Wesley Wheeler to Mallinckrodt’s Board of Directors (the “Board”) effective as of February 2, 2024. Mr. Bisaro will serve as Chair of the Board. Mallinckrodt also announced that Sigurdur (Siggi) Olafsson has agreed to remain as Mallinckrodt’s President and Chief Executive Officer and a member of the Board.

Information on New Directors

Mr. Bisaro, Ms. Dorton, Mr. Hussein, and Mr. Wheeler were selected to serve on the Board by the Nominating and Selection Committee established by Mallinckrodt’s Articles of Association, which determined that each of these new non-employee members of the Board qualifies as an independent director.

•	Mr. Bisaro is a healthcare industry leader with more than three decades of leadership experience at generic and branded pharmaceutical companies. He served as Mallinckrodt’s Board Chair from June 2022 to November 2023. Mr. Bisaro previously served as President, CEO and a director of Impax Laboratories, Executive Chairman of Amneal Pharmaceuticals, Executive Chairman of Allergan, President and CEO of Actavis (formerly Watson Pharmaceuticals), and President, Chief Operating Officer and a director of Barr Pharmaceuticals. Mr. Bisaro serves on the boards of Zoetis and Myriad Genetics and previously served on the boards of TherapeuticsMD and Zimmer Biomet.

In addition to his service as Chair of the Board, Mr. Bisaro will serve as a member of the Board’s Audit Committee and its Transaction Review Committee.

•	Ms. Dorton has more than 20 years of finance and healthcare experience across fundraising, mergers and acquisitions, and business development, most recently serving as Chief Financial Officer of NodThera, a private biotechnology company. She previously served as CFO of Repare Therapeutics, AVROBIO and Inmatics and, earlier in her career, was a healthcare investment banker at Morgan Stanley and Needham. Ms. Dorton serves on the boards of Fulcrum Therapeutics and TScan Therapeutics and previously served on the board of Pandion Therapeutics and US Ecology, among others.

Ms. Dorton will serve as Chair of the Board’s Audit Committee and a member of its Human Resources and Compensation Committee.

•	Mr. Hussein has more than 30 years of leadership and operating experience in healthcare, most recently serving as CEO of Vifor. He previously served as GlaxoSmithKline’s Global President, Pharmaceuticals & Vaccines and, earlier in his career, in various leadership roles at Eli Lilly and Company. Mr. Hussain also has served on the boards of Teva Pharmaceuticals, Aspen Pharmacare, Vifor, ViiV Healthcare and Cochlear, among others.

Mr. Hussein will serve as Chair of the Board’s Human Resources and Compensation Committee and a member of its Governance and Compliance Committee.

•	Mr. Wheeler has more than 40 years of diversified leadership experience in healthcare, including business turnarounds and transformations, manufacturing, marketing, engineering, R&D and supply chain. He is currently a Pharmaceutical Services Consultant to KKR. He previously served as President of UPS Healthcare and its subsidiary Marken LLP, CEO, President and Director of Patheon (now a Thermo Fisher Scientific company), and President, R&D and Global Manufacturing at Valeant Pharmaceuticals. Earlier in his career, he held various leadership roles at GlaxoSmithKline and ExxonMobil in engineering, marketing and manufacturing.

Mr. Wheeler will serve as Chair of the Board’s Governance and Compliance Committee and a member of its Audit Committee.

In connection with these Board appointments, the Board adopted a compensation program for the non-employee members of the Board. Each non-employee director is entitled to receive an annual retainer of $150,000, with an additional annual retainer of $100,000 for the Chair of the Board. The chairs of the Board’s Human Resources and Compensation Committee and the Board’s Governance and Compliance Committee will be entitled to receive an additional annual retainer of $25,000, the chairs of the Board’s Audit Committee and the Board’s Transaction Review Committee will be entitled to receive an additional annual retainer of $50,000, and the other members of each of the standing committees of the Board will be entitled to receive an annual retainer of $15,000 for service on each committee. Each member of the Board will also participate in our Stock Incentive Plan and Transaction Incentive Plan, described further below.

In connection with the appointment of the new directors of the Board, Mallinckrodt and each of the new directors will enter into customary indemnification arrangements.

Each of the new directors of the Board were appointed pursuant to the process described in Item 5.03 of Mallinckrodt’s Current Report on Form 8-K filed on November 15, 2023 under the heading “Size and Composition of the Board”, which description is incorporated in this Current Report on Form 8-K by reference. Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between any of the new non-employee directors and any other persons pursuant to which these individuals were selected to the Board.

Agreement with Chief Executive Officer

On February 2, 2024, Mallinckrodt’s indirect subsidiary ST Shared Services LLC entered into a new Employment Agreement (the “Employment Agreement”) with Mr. Olafsson dated February 2, 2024 (the “Effective Date”), pursuant to which Mr. Olafsson will continue to serve as Mallinckrodt’s President and Chief Executive Officer. In connection with Mallinckrodt’s recent emergence from bankruptcy and pursuant to the terms of his prior employment agreement with ST Shared Services (the “Prior Agreement”), Mr. Olafsson had previously provided written notice of his intention to resign as an employee. As a result of entering into the Employment Agreement, the Prior Agreement has been superseded and Mr. Olafsson will remain in his role for an indefinite term pursuant to the terms of the Employment Agreement.

Compensation

The Employment Agreement provides for the following compensatory arrangements for Mr. Olafsson:

•	Cash Compensation. Mr. Olafsson will be entitled to the same annual base salary and annual incentives as under his Prior Agreement, which is described under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” on page 49 of Mallinckrodt’s proxy statement for its 2023 Annual General Meeting of Shareholders filed with the SEC on April 5, 2023 (the “2023 Proxy Statement”).

•	Equity Grant. Mr. Olafsson will be granted a one-time equity award described below under the heading “Stock Incentive Plan.” The Employment Agreement contemplates that Mr. Olafsson will not receive any additional equity awards for fiscal years 2024, 2025 and 2026.

•	Transaction Incentives. Mr. Olafsson will be a participant in the Transaction Incentive Plan described further below.

•	Future Incentives. The Employment Agreement provides that Mr. Olafsson can exercise his right to terminate for Good Reason if, in the long-term incentive plans established by the Board for fiscal years 2027 and beyond, Mr. Olafsson does not receive incentive compensation with a target value of at least $7,000,000 per year, subject to the vesting, performance and other terms and conditions established by the Board at the time, or if he receives less than 35% of the management pool established for long-term incentives.

•	Sign-On Bonus. Mr. Olafsson will receive a sign-on bonus on or about February 9, 2024 in an amount of $6,588,970, which is consistent with the severance payment that Mr. Olafsson would have received on or about that date under his Prior Agreement if he were not continuing his employment. Mr. Olafsson also previously declined to participate in the Company’s Key Employee Retention Program and Key Employee Incentive Program approved by the Board of Directors in June 2023.

Severance

Mr. Olafsson will be entitled to the same severance arrangements as under his Prior Agreement, which are described in the first two paragraphs under the heading “Potential Payments upon Termination—Mr. Olafsson’s Severance” on page 53 of the 2023 Proxy Statement, except that references to the New CEO Employment Agreement should be read as references to the Employment Agreement and references to equity awards should be disregarded. That description is incorporated in this Current Report on Form 8-K by reference. Mr. Olafsson’s receipt of severance compensation and benefits is subject to Mr. Olafsson’s execution and non-revocation of a general release of claims against Mallinckrodt and his continued compliance with the restrictive covenants described below. The treatment of Mr. Olafsson’s incentive awards on a qualifying termination is described below under the headings “Stock Incentive Plan” and “Transaction Incentive Plan.”

Restrictive Covenants

The Employment Agreement provides that Mr. Olafsson will be restricted from soliciting Mallinckrodt’s employees and business partners during the 12-month period following his termination of employment for any reason (the “Restricted Period”). The Employment Agreement also provides that Mr. Olafsson will be restricted from competing with Mallinckrodt during the Restricted Period, provided that the Restricted Period will be reduced to six months for terminations that occur between January 1, 2025 and December 31, 2025, and shall not apply following Mr. Olafsson’s termination of employment if the date of termination is on or after January 1, 2026 or if Mr. Olafsson’s employment is terminated by Mallinckrodt without Cause (as defined in the Employment Agreement) or by Mr. Olafsson with Good Reason (as defined in the Employment Agreement).

Other Executive Employment Arrangements

On February 2, 2024, Mallinckrodt authorized amended and restated employment agreements (the “A&R Executive Agreements”) with certain of its executive officers, including Bryan M. Reasons, Executive Vice President and Chief Financial Officer, Mark A. Tyndall, Executive Vice President, Chief Legal Officer and Corporate Secretary, Stephen A. Welch, Executive Vice President and Head of Specialty Generics, and Henriette Nielsen, Executive Vice President and Chief Transformation Officer. Except for the matters described in this Current Report on Form 8-K, the A&R Executive Agreements are substantially similar to the existing employment agreements for these officers.

The A&R Executive Agreements provide that the executives will participate in the Stock Incentive Plan and the Transaction Incentive Plan, each as described below, and they provide that each executive is entitled to eighteen months of severance in connection with terminations without Cause or by the executive with Good Reason (each as defined in the A&R Executive Agreements). The A&R Executive Agreements also provide that the executives will be restricted from soliciting Mallinckrodt’s employees and business partners during the 12-month period following termination of employment for any reason (the “Executive Restricted Period”). Under A&R Executive Agreements the executives will also be restricted from competing with Mallinckrodt during the Executive Restricted Period, provided that the Executive Restricted Period will be reduced to six months for terminations that occur after June 20, 2025 and shall not apply following the applicable executive’s termination of employment by Mallinckrodt without Cause (as defined in the A&R Executive Agreements) or by the executive with Good Reason (as defined in the A&R Executive Agreements).

The foregoing description of the A&R Executive Agreements is qualified in its entirety by references to the terms and conditions of the form of A&R Executive Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Stock Incentive Plan

On February 2, 2024, consistent with the First Amended Prepackaged Joint Chapter 11 Plan of Reorganization of Mallinckrodt Plc and Its Debtor Affiliates, which provided that Mallinckrodt would adopt a new incentive plan for equity awards upon emergence from bankruptcy, the Board adopted the Mallinckrodt Pharmaceuticals 2024 Stock and Incentive Plan (the “Equity Plan”) and reserved an aggregate of 1,036,649 ordinary shares of Mallinckrodt (the “Ordinary Shares”) (subject to adjustment in accordance with the terms of the Equity Plan) for the issuance of equity awards thereunder to employees and directors.

On February 2, 2024, Mallinckrodt granted equity awards to its executive officers and members of the Board (each, an “Equity Grant”) in an aggregate amount of 820,689 Ordinary Shares (equaling in aggregate approximately 3.8% of the fully diluted Ordinary Shares), with 215,960 additional Ordinary Shares (totaling approximately 1% of the fully diluted Ordinary Shares) unallocated but available for future grants at the discretion of the Board pursuant to the terms of the Equity Plan. The fully diluted count of Ordinary Shares was determined by taking the outstanding Ordinary Shares together with shares subject to the Equity Plan, but not including shares that could be issuable pursuant to Mallinckrodt’s outstanding contingent value rights held by the Opioid Master Disbursement Trust II. Each Equity Grant is a mix of one-third restricted stock units that vest in equal annual portions over three years (the “RSUs”) and two-thirds performance stock units (the “PSUs”), 50% of which (the “Cash Flow PSUs”) vest based on Mallinckrodt’s attainment of aggregate adjusted operating cash flow targets for the three-year period of fiscal 2024 through fiscal 2026 (the “Performance Period”) and 50% of which vest based on Mallinckrodt’s attainment of total realized value targets measured at the end of fiscal year 2026 (the “Realized Value PSUs”). For purposes of the Enterprise Value PSUs, total realized value will be determined based on an independent valuation of Mallinckrodt as of the end of fiscal year 2026 plus the after-tax cash and marketable securities proceeds of any assets sold during the Performance Period.

The Equity Grants comprised of one-third RSUs and two-thirds PSUs included grants to Mallinckrodt’s Named Executive Officers in the following amounts of Ordinary Shares:

Sigurdur Olafsson, President, Chief Executive Officer: 246,205

Bryan M. Reasons, Executive Vice President and Chief Financial Officer: 61,552

Mark A. Tyndall, Executive Vice President, Chief Legal Officer and Corporate Secretary: 49,241

Stephen A. Welch, Executive Vice President and Head of Specialty Generics: 49,241

Henriette Nielsen, Executive Vice President and Chief Transformation Officer: 49,241

Each non-employee member of the Board, other than the Chair, received an Equity Grant comprised of one-third RSUs and two-thirds PSUs of 24,621 Ordinary Shares, and the Chair of the Board received an Equity Grant comprised of one-third RSUs and two-thirds PSUs of 41,034 Ordinary Shares. The Chair of the Transaction Review Committee also received an additional Equity Grant comprised of one-third RSUs and two-thirds PSUs of 8,207 Ordinary Shares.

Equity awards granted pursuant to the Equity Plan are subject to the terms of the Equity Plan and individual written award agreements thereunder. Awards granted to executives under the Equity Plan are subject to forfeiture and recoupment upon a termination of the executive for Cause (as defined in the Equity Plan) or the executive’s engagement in certain significant misconduct under the terms of Mallinckrodt’s recoupment policy.

The applicable forms of award agreements for the executives other than Mr. Olafsson provide that in the event of an executive’s termination of service by Mallinckrodt without Cause or by the holder for Good Reason (each as defined in the Equity Plan) other than in connection with a Change in Control that occurs before the end of December 25, 2026, the executive’s unvested awards will vest pro-rata based on the date of termination, subject, with respect to the PSUs, to achievement of the performance targets. In the event of an executive’s termination of service for Normal Retirement (as defined in the Equity Plan), death or disability, the executive’s unvested RSUs will vest in full and the executive’s unvested PSUs will remain outstanding and will be eligible to vest and be settled based on Mallinckrodt’s achievement of the performance targets. In the event of an executive’s termination of service for Early Retirement (as defined in the Equity Plan), a pro-rata portion of the executive’s unvested awards will remain outstanding and will be eligible to vest and be settled based on Mallinckrodt’s achievement of the performance targets. The Equity Plan further provides that in the event of a Change in Control (as defined in the Equity Plan), awards that are not assumed or substituted will become fully vested and payable, subject, with respect to the PSUs, to achievement of the performance targets.

The applicable forms of award agreements for Mr. Olafsson provide that, in the event of his termination of service as a result of death, disability or Normal Retirement (as defined in his Employment Agreement), or by Mallinckrodt without Cause or by Mr. Olafsson for Good Reason (each as defined in the Equity Plan) other than in connection with a Change in Control (as defined in the Equity Plan), Mr. Olafsson’s unvested RSUs will vest in full and Mr. Olafsson’s unvested PSUs will remain outstanding and will be eligible to vest and be settled based on Mallinckrodt’s achievement of the performance targets, subject, in the case of Mr. Olafsson’s termination of employment without Cause or for Good Reason, to Mr. Olafsson signing and not revoking a release of claims. In the event of a termination by Mallinckrodt without Cause or by the holder for Good Reason in connection a Change in Control, awards will become fully vested and payable, subject to the Realized Value PSUs, which shall be subject to achieving the relevant performance targets.

During the 12-month period following a participant’s termination of employment or service for any reason other than for Cause (and the absence of any Covenant Breach, as defined below), Mallinckrodt has a right but not an obligation to repurchase all or any portion of the participant’s vested Ordinary Shares at Fair Market Value (as defined in the Equity Plan). In the event of a termination of the participant’s employment or service for Cause or for the material breach by the participant of any restrictive covenants in their operative agreements with Mallinckrodt (a “Covenant Breach”), Mallinckrodt has the right to repurchase the vested Ordinary Shares at the lesser of the price paid by the participant for the Ordinary Shares, which is expected to be $0, and the Fair Market Value of the Ordinary Shares. In recognition of the expected illiquidity of the Ordinary Shares at the end of the Performance Period under the Equity Plan, the forms of award agreements also provide the participants with certain rights to require Mallinckrodt to repurchase at the Fair Market Value the vested Ordinary Shares within ninety days after each of the third and fifth anniversaries of the grant date of the award, subject to, among other conditions, such purchase not violating the terms of Mallinckrodt’s debt instruments and the Board’s determination that doing so would neither reasonably be expected to result in an event of default under Mallinckrodt’s debt instruments or otherwise impair Mallinckrodt’s ability to meet its operating goals.

The foregoing description of the Equity Plan is qualified in its entirety by references to the terms and conditions of the Equity Plan, the form of restricted stock unit award for officers, the form of restricted stock unit award for directors, the form of performance stock unit award for officers and the form of performance stock, which are attached to this Current Report on Form 8-K as Exhibits 10.3, 10.4, 10.5, 10.6, and 10.7, respectively.

Transaction Incentive Plan

On February 2, 2024, the Board adopted a Transaction Incentive Plan (the “Transaction Incentive Plan”) intended to compensate designated Mallinckrodt executive officers and directors with bonus payments to be made upon the consummation of qualifying asset sale transactions or a Change of Control (as defined in Mallinckrodt’s Credit Agreement filed as Exhibit 10.4 to Mallinckrodt’s Current Report on Form 8-K filed on November 15, 2023) (each, a “Transaction”). The aggregate value of the bonuses payable under the Transaction Incentive Plan will vary based on the amount of proceeds received in connection with the Transaction and when the Transaction signs or closes, but in no instance shall the aggregate value of bonuses payable to executive officers and directors with respect to a Transaction exceed three percent (3%) of the after-tax cash or marketable securities proceeds received by Mallinckrodt in that Transaction. Each bonus payment earned under the Transaction Incentive Plan will be delivered 50% in connection with closing of the applicable Transaction and 50% at the end of the Transaction Incentive plan, if the recipient remains in service to Mallinckrodt on that date, was terminated without Cause (as defined in the Transaction Incentive Plan) or by reason of death or disability, or, in the case of an employee, an employee who departed for Good Reason (as defined in the Transaction Incentive Plan), provided that bonuses that relate to deferred proceeds that are received within five years of the initial closing of the applicable Transaction will generally be paid in connection with the receipt of those proceeds subject to the participant’s continued service through the payment date. In the event of a participant’s termination of employment without Cause, by the participant for Good Reason, or as a result of death or disability, the participant will be entitled to receive all earned and unpaid Transaction bonuses and all bonuses that would have been earned for Transactions that signed before the date of termination or, for Mr. Olafsson, that signed within three months after the date of termination. In the event of a Change of Control, the participants in the Transaction Incentive Plan will be entitled to bonus payments under the Transaction Incentive Plan as if certain assets were sold in the Change of Control transaction.

Mallinckrodt has designated specified executive officers as participants under the Transaction Incentive Plan, including designating the following executive officers with the allocations indicated:

Sigurdur Olafsson, President, Chief Executive Officer: 31.75%

Bryan M. Reasons, Executive Vice President and Chief Financial Officer: 7.5%

Mark A. Tyndall, Executive Vice President, Chief Legal Officer and Corporate Secretary: 6%

Stephen A. Welch, Executive Vice President and Head of Specialty Generics: 6%

Henriette Nielsen, Executive Vice President and Chief Transformation Officer: 6%

Each non-employee member of the Board will be designated a participant in the Transaction Incentive Plan. Each non-employee member of the Board other than the Chair will be entitled to receive 3% of the benefits under the plan, the Chair of the Board will be entitled to receive 5% of the benefits under the plan, and the Chair of the Transaction Review Committee will receive an additional allocation of 1.0% of the benefits under the plan.

The foregoing description of the Transaction Incentive Plan is qualified in its entirety by references to the terms and conditions of the Transaction Incentive Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.8.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, by and between ST Shared Services LLC and Sigurdur Olafsson, dated February 2, 2024.
10.2	Form of Second Amended and Restated Employment Agreement for executive officers.
10.3	Mallinckrodt Pharmaceuticals 2024 Stock and Incentive Plan.
10.4	Form of Restricted Stock Unit Award for Officers under the Mallinckrodt plc 2024 Stock and Incentive Plan.
10.5	Form of Restricted Stock Unit Award for the CEO under the Mallinckrodt plc 2024 Stock and Incentive Plan.
10.6	Form of Restricted Stock Unit Award for Directors under the Mallinckrodt plc 2024 Stock and Incentive Plan.
10.7	Form of Performance Stock Unit Award for Officers under the Mallinckrodt plc 2024 Stock and Incentive Plan.*
10.8	Form of Performance Stock Unit Award for the CEO under the Mallinckrodt plc 2024 Stock and Incentive Plan.*
10.9	Form of Performance Stock Unit Award for Directors under the Mallinckrodt plc 2024 Stock and Incentive Plan.*
10.10	Mallinckrodt plc Transaction Incentive Plan.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Portions of the exhibit have been omitted in accordance with Item 601 of Regulation SK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary

Date: February 2, 2024